Exhibit 99.1

PRESS RELEASE

For release: March 13, 2024

Contact:     Stephen W. Ries

Head of Investor Relations

(610) 668-3270

sries@gbli.com

Global Indemnity Group, LLC Reports Year Ended 2023 Results

Wilmington, Del., (March 13, 2024) – Global Indemnity Group, LLC (NYSE:GBLI) (the “Company”) today reported net income available to shareholders for the twelve months ended December 31, 2023, of $25.0 million compared to net loss available to shareholders of $1.3 million for the corresponding period in 2022. Adjusted operating income per share was $1.96 in 2023, an increase of 125% over $0.87 in 2022, driven by a 95.2% accident year combined ratio in the Company’s Penn-America excess and surplus lines insurance business and $55.4 million of net investment income, which increased 101% over 2022. The Company also reduced gross written premium of its Non-Core Operations by 86%. Book value per share increased 8.2% (including $1.00 per share of dividends paid during 2023) to $47.53 at December 31, 2023.

Selected Operating and Balance Sheet Information

Consolidated Results Including Penn-America and Non-Core Operations

(Dollars in millions, except per share data)

	For the Twelve Months Ended December 31,
	2023	2022
Gross Written Premiums	$416.4	$727.6
Net Written Premiums	$399.3	$591.3
Net Earned Premiums	$473.4	$602.5

Net income (loss) available to shareholders	$25.0	$(1.3)
Net income (loss) available to shareholders per share	$1.83	$(0.09)

Combined ratio analysis:
Loss ratio	61.1%	59.6%
Expense ratio	38.6%	39.2%

Combined ratio (1)	99.7%	98.8%

	As of December 31,
	2023	2022
Book value per share (2)	$47.53	$44.87
Book value per share plus cumulative dividends and excluding AOCI	$55.22	$52.98
Shareholders’ equity (3)	$648.8	$626.2
Cash and invested assets (4)	$1,390.4	$1,342.6
Shares Outstanding (in millions)	$13.6	$13.9

(1)

The loss ratio, expense ratio and combined ratio are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net earned premiums. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net earned premiums. The combined ratio is the sum of the loss and expense ratios.

(2)	Net of cumulative Company distributions to common shareholders totaling $6.00 per share and $5.00 per share as of December 31, 2023 and December 31, 2022, respectively.
(3)	Shareholders’ equity includes $4 million of series A cumulative fixed rate preferred shares.
(4)	Including receivable/(payable) for securities sold/(purchased).

Business Highlights

•	Underwriting income was $3.0 million for the twelve months ended December 31, 2023 compared to $8.3 million for the same period in 2022. (Please see tables which follow.)

•

Excluding two casualty books that performed poorly, a New York habitational book and a non-renewed restaurant book, underwriting income would have been $37.7 million for the twelve months ended December 31, 2023.

•	Rate and underwriting actions have been taken to improve the profitability of the New York habitational book.

•	The restaurant book was non-renewed on March 1, 2023.

•	The Company’s Penn-America segment and Consolidated accident year combined ratios were 95.2% and 97.3%, respectively, for the twelve months ended December 31, 2023.

•	Penn-America performed as follows:

•

Penn-America’s gross written premiums in aggregate for Wholesale Commercial, InsurTech, and Assumed Reinsurance business grew by 11.6% in 2023. Gross written premiums for Programs decreased 40.5% in 2023 due to rate and underwriting actions taken to improve profitability which were initiated by the Company’s new CEO following his appointment in October 2022.

•	Penn-America’s accident year underwriting income was $18.5 million for the twelve months ended December 31, 2023 compared to $13.5 million for the same period in 2022.

•	Excluding the New York habitational book, accident year underwriting income would have been $23.1 million for the twelve months ended December 31, 2023.

•	Penn-America’s accident year loss ratio was 57.4% for the twelve months ended December 31, 2023, which was an improvement of 1.6 points from the same period in 2022.

•	Excluding the New York Habitational book, Penn-America’s 2023 accident year loss ratio was 55.8%.

•	Net investment income increased to $55.4 million for the twelve months ended December 31, 2023 from $27.6 million for the twelve months ended December 31, 2022.

•

The increase in net investment income was primarily due to the strategies employed by the Company in April 2022 to take advantage of rising interest rates, which resulted in a 74% increase in book yield over time on the fixed income portfolio to 4.0% at December 31, 2023 from 2.3% at March 31, 2022, while the average duration of these securities was shortened to 1.1 years at December 31, 2023 from 3.3 years at March 31, 2022.

•

Approximately $850 million of cash flow, or approximately 60%, of the Company’s fixed income portfolio, will be generated from maturities and investment income between December 31, 2023 and December 31, 2024, positioning the Company to continue to increase book yield by investing maturities in higher yielding bonds.

•	Book value per share increased $2.66 per share, or 8.2% (including $1.00 per share of dividends paid during 2023), to $47.53 at December 31, 2023 from $44.87 at December 31, 2022.

•

On March 6, 2024, the Board of Directors approved a dividend rate of $0.35 per common share payable on March 28, 2024 to all shareholders of record as of the close of business on March 21, 2024, a 40% increase over the prior quarterly dividend rate of $0.25 per common share.

Business Segments

During the 4th quarter of 2023, the Company re-evaluated its segments and determined that the Company is managing the business through two reportable segments: Penn-America and Non-Core Operations. The Penn-America segment comprises the Company’s core products which include Wholesale Commercial, Programs, InsurTech, and Assumed Reinsurance. The Non-Core Operations segment contains lines of business that have been de-emphasized or are no longer being written.

Global Indemnity Group, LLC’s Business Segment Information for the Twelve Months Ended December 31, 2023 and 2022

	Twelve Months Ended December 31, 2023
(Dollars in thousands)	Penn-America	Non-Core Operations	Total
Revenues:
Gross written premiums	$369,660	$46,737	$416,397
Net written premiums	$356,796	$42,523	$399,319

Net earned premiums	$354,518	$118,839	$473,357
Other income	1,257	178	1,435

Total revenues	355,775	119,017	474,792

Losses and Expenses:
Net losses and loss adjustment expenses
Current accident year	203,359	76,250	279,609
Prior accident year	29,880	(20,336)	9,544

Total net losses and loss adjustment expenses	233,239	55,914	289,153
Acquisition costs and other underwriting expenses	134,155	48,462	182,617

Income (loss) from segments	$(11,619)	$14,641	$3,022

Combined ratio analysis:
Loss ratio
Current accident year	57.4%	64.2%	59.1%
Prior accident year	8.4%	(17.1%)	2.0%

Calendar year loss ratio	65.8%	47.1%	61.1%
Expense ratio	37.8%	40.8%	38.6%

Combined ratio	103.6%	87.9%	99.7%

Accident year combined ratio(1)	95.2%	103.7%	97.3%

	Twelve Months Ended December 31, 2022
(Dollars in thousands)	Penn-America	Non-Core Operations	Total
Revenues:
Gross written premiums	$387,967	$339,636	$727,603
Net written premiums	$370,306	$221,025	$591,331

Net earned premiums	$359,597	$242,874	$602,471
Other income	1,029	433	1,462

Total revenues	360,626	243,307	603,933

Losses and Expenses:
Net losses and loss adjustment expenses
Current accident year	212,058	155,240	367,298
Prior accident year	2,796	(10,866)	(8,070)

Total net losses and loss adjustment expenses	214,854	144,374	359,228
Acquisition costs and other underwriting expenses	135,145	101,236	236,381

Income (loss) from segments	$10,627	$(2,303)	$8,324

Combined ratio analysis:
Loss ratio
Current accident year	59.0%	63.9%	60.9%
Prior accident year	0.8%	(4.5%)	(1.3%)

Calendar year loss ratio	59.8%	59.4%	59.6%
Expense ratio	37.6%	41.7%	39.2%

Combined ratio	97.4%	101.1%	98.8%

Accident year combined ratio(1)	96.5%	104.1%	99.6%

(1)	Excludes the impact of net losses and loss adjustment expenses and contingent commissions related to prior accident years.

Global Indemnity Group, LLC’s Gross Written and Net Written Premiums Results by Segment for the Twelve Months Ended December 31, 2023 and 2022

	Twelve Months Ended December 31,
	Gross Written Premiums			Net Written Premiums
	2023	2022	% Change	2023	2022	% Change
Penn-America:
Wholesale Commercial	$234,941	$219,688	6.9%	$229,476	$213,165	7.7%
InsurTech	48,309	40,977	17.9%	45,713	36,950	23.7%
Assumed Reinsurance	13,875	5,464	153.9%	13,875	5,464	153.9%

	297,125	266,129	11.6%	289,064	255,579	13.1%
Programs	72,535	121,838	(40.5%)	67,732	114,727	(41.0%)

Penn-America	369,660	387,967	(4.7%)	356,796	370,306	(3.6%)
Non-Core Operations	46,737	339,636	(86.2%)	42,523	221,025	(80.8%)

Total	$416,397	$727,603	(42.8%)	$399,319	$591,331	(32.5%)

Penn-America: Gross written premiums and net written premiums of Penn-America’s Wholesale Commercial, InsurTech, and Assumed Reinsurance business grew by 11.6% and 13.1%, respectively, for the twelve months ended December 31, 2023 as compared to the same period in 2022. The growth in Wholesale Commercial is driven by new agency appointments, strong rate increases as well as exposure growth in both property and general liability. The growth in InsurTech is primarily due to new agent appointments and focused marketing efforts. The growth in Assumed Reinsurance is primarily due to new treaties assumed in 2023. Gross written premiums for Programs decreased 40.5% due to rate and underwriting actions taken to improve profitability which were initiated by the Company’s new CEO following his appointment in October 2022. Penn-America’s gross written premiums and net written premiums declined by 4.7% and 3.6%, respectively, for the twelve months ended December 31, 2023 as compared to the same period in 2022.

Non-Core Operations: Gross written premiums and net written premiums decreased 86.2% and 80.8%, respectively, for the twelve months ended December 31, 2023 as compared to the same period in 2022. The decrease in gross written premiums and net written premiums was primarily due to selling the manufactured home & dwelling and farm businesses and the non-renewal of a casualty reinsurance treaty.

Global Indemnity Group, LLC’s Combined Ratio for the Twelve Months Ended December 31, 2023 and 2022

The consolidated combined ratio was 99.7% for the twelve months ended December 31, 2023, (Loss Ratio 61.1% and Expense Ratio 38.6%) as compared to 98.8% (Loss Ratio 59.6% and Expense Ratio 39.2%) for the twelve months ended December 31, 2022.

•

The consolidated accident year property loss ratio improved by 6.6 points to 55.0% in 2023 from 61.6% in 2022. The improvement is mainly due to lower non-catastrophe claims frequency and severity within Penn-America partially offset by higher catastrophe claims frequency.

•

The consolidated accident year casualty loss ratio increased by 0.5 point to 61.1% in 2023 from 60.6% in 2022. Higher claims severity in the New York habitational book and a non-renewed restaurant book contributed to this increase.

Penn-America: The accident year combined ratio was 95.2% for the twelve months ended December 31, 2023, (Loss Ratio 57.4% and Expense Ratio 37.8%) as compared to 96.5% (Loss Ratio 59.0% and Expense Ratio 37.5%) for the twelve months ended December 31, 2022. The calendar year combined ratio for Penn-America was 103.6% for the twelve months ended December 31, 2023, (Loss Ratio 65.8% and Expense Ratio 37.8%) as compared to 97.4% (Loss Ratio 59.8% and Expense Ratio 37.6%) for the twelve months ended December 31, 2022.

•

Penn-America’s accident year property loss ratio improved by 4.8 points to 53.4% in 2023 from 58.2% in 2022. The improvement in the accident year property loss ratios is mainly due to lower non-catastrophe claims frequency and severity partially offset by higher catastrophe claims frequency.

•

Penn-America’s accident year casualty loss ratio increased by 0.4 points to 59.9% in 2023 from 59.5% in 2022. The increase in the Penn-America loss ratio is due to higher claims severity primarily related to the New York habitational book.

•	Excluding the New York habitational book, Penn-America’s accident year combined ratio was 93.8%.

•

Penn-America’s 2023 calendar year combined ratio was impacted by loss reserve strengthening primarily from casualty business for the 2019 through 2022 accident years. A New York habitational book comprised $13.2 million of strengthening. It also impacted results in the 2023 accident year. Rate and underwriting actions have been taken to improve the profitability of the New York habitational book. Excluding the New York habitational book, Penn-America’s calendar year combined ratio was 98.6%.

Non-Core Operations: The calendar year combined ratio was 87.9% for the twelve months ended December 31, 2023, (Loss Ratio 47.1% and Expense Ratio 40.8%) as compared to 101.1% (Loss Ratio 59.4% and Expense Ratio 41.7%) for the twelve months ended December 31, 2022. The decline in the loss ratio resulted from the commutation of a reinsurance treaty and favorable development in the Farm, Ranch & Stable business.

###

Note: Tables Follow

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per share data)

	For the Twelve Months Ended December 31,
	2023	2022
Gross written premiums	$416,397	$727,603

Net written premiums	$399,319	$591,331

Net earned premiums	$473,357	$602,471
Net investment income	55,444	27,627
Net realized investment losses	(2,107)	(32,929)
Other income	1,435	31,365

Total revenues	528,129	628,534

Net losses and loss adjustment expenses	289,153	359,228
Acquisition costs and other underwriting expenses	182,617	236,381
Corporate and other operating expenses	23,383	24,421
Interest expense	—	3,004
Loss on extinguishment of debt	—	3,529

Income before income taxes	32,976	1,971
Income tax expense	7,547	2,821

Net income (loss)	25,429	(850)
Less: Preferred stock distributions	440	440

Net income (loss) available to common shareholders	$24,989	$(1,290)

Per share data:
Net income (loss) available to common shareholders
Basic	$1.84	$(0.09)
Diluted (1)	$1.83	$(0.09)
Weighted-average number of shares outstanding
Basic	13,553	14,482
Diluted (1)	13,666	14,482

Cash distributions declared per common share	$1.00	$1.00

Combined ratio analysis:
Loss ratio	61.1%	59.6%
Expense ratio	38.6%	39.2%

Combined ratio	99.7%	98.8%

(1)	For the twelve months ended December 31, 2022, weighted-average shares outstanding – basic was used to calculate diluted earnings per share due to a net loss for the period.

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31, 2023	December 31, 2022
ASSETS
Fixed maturities:
Available for sale, at fair value (amortized cost: $1,322,092 and $1,301,723; net of allowance for expected credit losses of: $0 at December 31, 2023 and 2022	$1,293,793	$1,248,198
Equity securities, at fair value	16,508	17,520
Other invested assets	38,236	38,176

Total investments	1,348,537	1,303,894
Cash and cash equivalents	38,037	38,846
Premium receivables, net of allowance for expected credit losses of $4,796 at December 31, 2023 and $3,322 at December 31, 2022	102,158	168,743
Reinsurance receivables, net of allowance for expected credit losses of $8,992 at December 31, 2023 and December 31, 2022	80,439	85,721
Funds held by ceding insurers	16,989	19,191
Deferred federal income taxes	36,802	47,099
Deferred acquisition costs	42,445	64,894
Intangible assets	14,456	14,810
Goodwill	4,820	4,820
Prepaid reinsurance premiums	4,958	17,421
Receivable for securities sold	3,858	—
Lease right of use assets	9,715	11,739
Other assets	26,362	23,597

Total assets	$1,729,576	$1,800,775

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$850,599	$832,404
Unearned premiums	182,852	269,353
Ceded balances payable	2,642	17,241
Payable for securities purchased	—	66
Federal income tax payable	1,595	—
Contingent commissions	5,632	8,816
Lease liabilities	12,733	15,701
Other liabilities	24,770	30,965

Total liabilities	$1,080,823	$1,174,546

Shareholders’ equity:
Series A cumulative fixed rate preferred shares, $1,000 par value; 100,000,000 shares authorized, shares issued and outstanding: 4,000 and 4,000 shares, respectively, liquidation preference: $1,000 per share and $1,000 per share, respectively	4,000	4,000
Common shares: no par value; 900,000,000 common shares authorized; class A common shares issued: 11,042,670 and 10,876,041 respectively; class A common shares outstanding: 9,771,429 and 10,073,660, respectively; class B common shares issued and outstanding: 3,793,612 and 3,793,612, respectively	—	—
Additional paid-in capital (1)	454,791	451,305
Accumulated other comprehensive income (loss), net of tax	(22,863)	(43,058)
Retained earnings (1)	244,988	233,468
Class A common shares in treasury, at cost: 1,271,241 and 802,381 shares, respectively	(32,163)	(19,486)

Total shareholders’ equity	648,753	626,229

Total liabilities and shareholders’ equity	$1,729,576	$1,800,775

(1)	Since the Company’s initial public offering in 2003, the Company has returned $609 million to shareholders, including $522 million in share repurchases and $87 million in dividends/distributions.

GLOBAL INDEMNITY GROUP, LLC

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	December 31, 2023	December 31, 2022
Fixed maturities	$1,293.8	$1,248.2
Cash and cash equivalents	38.0	38.8

Total bonds and cash and cash equivalents	1,331.8	1,287.0
Equities and other invested assets	54.7	55.7

Total cash and invested assets, gross	1,386.5	1,342.7
Receivable/(payable) for securities sold/(purchased)	3.9	(0.1)

Total cash and invested assets, net	$1,390.4	$1,342.6

	Total Investment Return (1)
	For the Twelve Months Ended December 31,
	2023	2022
Net investment income	$55.4	$27.6

Net realized investment losses	(2.1)	(32.9)
Net unrealized investment gains (losses)	25.2	(61.6)

Net realized and unrealized investment return	23.1	(94.5)

Total investment return	$78.5	$(66.9)

Average total cash and invested assets	$1,366.6	$1,437.3

Total investment return %	5.7%	(4.7%)

(1)	Amounts in this table are shown on a pre-tax basis.

GLOBAL INDEMNITY GROUP, LLC

SUMMARY OF ADJUSTED OPERATING INCOME

(Dollars and shares in thousands, except per share data)

	For the Twelve Months Ended December 31,
	2023	2022
Adjusted operating income, net of tax (1)	27,181	13,213
Net realized investment losses	(1,752)	(26,985)
Impact of the sale of renewal rights	—	16,451
Loss on extinguishment of debt	—	(3,529)

Net income (loss)	$25,429	$(850)

Weighted average shares outstanding – basic	13,553	14,482

Weighted average shares outstanding – diluted	13,666	14,644

Adjusted operating income per share – basic (2)	$1.97	$0.88

Adjusted operating income per share – diluted (2)	$1.96	$0.87

(1)	Adjusted operating income, net of tax, excludes preferred shareholder distributions of $0.44 million for each of the twelve months ended December 31, 2023 and 2022.
(2)	The adjusted operating income per share calculation is net of preferred shareholder distributions of $0.44 million for each of the twelve months ended December 31, 2023 and 2022.

Note Regarding Adjusted Operating Income

Adjusted operating income, a non-GAAP financial measure, is equal to net income (loss) excluding after-tax net realized investment losses and other unique charges not related to operations. Adjusted operating income is not a substitute for net income (loss) determined in accordance with GAAP, and investors should not place undue reliance on this measure.

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (NYSE:GBLI), through its several direct and indirect wholly owned subsidiary insurance companies, provides both admitted and non-admitted specialty property and specialty casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. The insurance companies manage the distribution of the Company’s core product offerings through Penn-America (formerly known as Commercial Specialty). The Company also has a Non-Core Operations segment that contains lines of business that have been de-emphasized or are no longer being written.

Forward-Looking Information

The forward-looking statements contained in this press release3 do not address a number of risks and uncertainties including COVID-19. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the Company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[3]	Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.